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                                                                   Exhibit 8.1


                             DEWEY BALLANTINE LLP

                          1301 AVENUE OF THE AMERICAS
                              NEW YORK 10019-6092
                 TELEPHONE 212 259-8000 FACSIMILE 212 259-6333

                                                      __________, 2000


IKON Receivables, LLC
1738 Bass Road
P.O. Box 9115
Macon, GA 31208

     Re: Lease-Backed Notes
     -----------------------

Ladies and Gentlemen:

     We have acted as special counsel to _______________ (the "Underwriter") in connection with the preparation and filing of a registration statement on Form S-3 (Registration No. 333-91599) (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Lease-Backed Notes (the "Notes") which IKON Receivables, LLC (the "Issuer") plans to offer in series.

     In addition, assuming (i) the Indenture among IKON Receivables, LLC, ______________ (the "Indenture Trustee") and IOS Capital, Inc. is fully executed, delivered and enforceable against the parties thereto in accordance with its terms (ii) the transaction described in the Registration Statement is completed on substantially the terms and conditions set forth therein, and (iii) no election on IRS Form 8832 is made to the contrary, it is our opinion that:

     . the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

     . the Notes will be characterized as indebtedness for federal income tax purposes; and

     . subject to the assumptions and limitations described therein, the discussion under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement sets forth all the material federal income tax consequences to the original purchasers of the Notes of any series and is accurate in all material respects.
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     We hereby consent to the filing of this letter as an Exhibit to the
Registration Statement and to the reference to Dewey Ballantine LLP in the Registration Statement and in future related prospectus supplements under the heading "Material Federal Income Tax Consequences." In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.


                                       Very truly yours,


                                       Dewey Ballantine LLP

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